        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on historical financial statements of QFC, Hughes Markets, Inc. ("Hughes"), and Keith Uddenberg, Inc. ("KUI") and have been prepared to illustrate the effects of the Acquisitions (as defined herein) and other related transactions described below and the assumed financing therefor.

    The unaudited pro forma condensed consolidated statement of earnings for the year ended December 30, 1995 gives effect to each of the following transactions as if such transactions had been completed as of January 1, 1995: (i) the proposed acquisition of Hughes (the "Hughes Acquisition") and certain related transactions; (ii) Hughes' sale to Stater Bros. Markets ("Stater") in November 1996 of a 1% equity interest in Santee Dairies, Inc. ("Santee"), which, prior to that sale, was a 51%-owned subsidiary of Hughes, resulting in Santee ceasing to be a consolidated subsidiary of Hughes; (iii) KUI's spin off of certain assets and liabilities, primarily related to non-grocery operations, prior to the recent acquisition of KUI (the "KUI Acquisition") (iv) the KUI Acquisition and certain related transactions; (v) the application of the estimated net proceeds from the sale by QFC of 4,500,000 shares of its Common Stock (the "Common Stock Offering") and the private placement of certain debt securities (the "Notes Offering"; and collectively with the Common Stock Offering, the "Offerings") and borrowings under an amended and restated $250 million term loan facility and an amended and restated $125 million revolving credit facility (together the "New Credit Facility") to finance the Hughes Acquisition and to refinance bank debt of QFC expected to be outstanding at the time of the closing of the Offerings (the "Closing") (including indebtedness which was incurred in connection with the KUI Acquisition); and (vi) QFC's proposed divestiture of five recently acquired KUI stores. The unaudited pro forma condensed consolidated statement of earnings for the 36 weeks ended September 7, 1996 gives effect to the transactions described above as if such transactions had been completed as of December 31, 1995. The unaudited pro forma condensed consolidated statement of earnings for the 52 weeks ended September 7, 1996 gives effect to the transactions described above as if such transactions had been completed as of September 10, 1995. The unaudited pro forma condensed consolidated balance sheet as of September 7, 1996 gives effect to the transactions described above as if such transactions had been completed as of that date. The effect of the proposed divestiture of five recently acquired KUI stores is reflected in the pro forma balance sheet as assets held for sale.

    The Hughes Acquisition and KUI Acquisition will be accounted for using the purchase method of accounting. The total purchase price of each of the Acquisitions will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of each of the aggregate purchase prices reflected in the Pro Forma Financial Statements is preliminary and is subject to adjustment, upon the receipt of, among other things, certain appraisals of the acquired assets and liabilities.

    The Pro Forma Financial Statements do not purport to present the actual financial position or results of operations that would have occurred had the transactions and events reflected therein in fact occurred on the dates specified, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future. The Company anticipates that the Acquisitions will result in certain synergies and economies of scale resulting from, among other things, reduction in administrative costs and enhanced buying power. However, none of these anticipated benefits is reflected in the Pro Forma Financial Statements and there can be no assurance that they will be realized. The Pro Forma Financial Statements are based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

    In addition, the pro forma condensed consolidated statements of earnings reflect QFC's proposed divestiture of five of the stores recently acquired in the KUI Acquisition. QFC believes, based upon past experience in selling stores, that it will be able to dispose of these stores, although it has not entered into any definitive agreements for that purpose. Accordingly, there can be no assurance as to the actual sales proceeds which may be received by the Company therefor or when those stores may be sold. In addition, QFC anticipates that it will make capital expenditures of approximately $22 million through 1998 in order to convert certain KUI stores, expected to be retained following the KUI Acquisition, to the QFC format; such capital expenditures are not reflected in the Pro Forma Financial Statements.

    The Pro Forma Financial Statements should be read in conjunction with QFC's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto of QFC incorporated by reference in QFC's Annual Report on Form 10-K for the year ended December 30, 1995 and included in its Quarterly Reports on Form 10-Q for the 12 weeks ended March 23, 1996, the 12 weeks ended June 15, 1996 and the 12 weeks ended September 7, 1996, the historical consolidated financial statements and notes thereto of Hughes included herein, and the historical financial statements and notes thereto of KUI included herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 7, 1996
                                 (IN THOUSANDS)

                                                 HISTORICAL    HISTORICAL                                  HISTORICAL
                                                    QFC          HUGHES        HUGHES PRO                      KUI
                                                SEPTEMBER 7,  SEPTEMBER 29,      FORMA         HUGHES     SEPTEMBER 28,
                                                  1996(a)        1996(a)     ADJUSTMENTS(b)   PRO FORMA      1996(a)
                                                ------------  -------------  --------------  -----------  -------------
                    ASSETS
  Current assets:
  Cash & cash equivalents.....................   $   11,570    $    10,454     $      (19)    $  10,435     $   1,865
  Accounts receivable.........................        9,655         18,175        (10,437)        7,738         5,190
  Inventories.................................       35,670         53,966         (4,290)       49,676        11,523
  Prepaid expenses............................        6,442          9,291         (1,727)        7,564           281
                                                ------------  -------------  --------------  -----------  -------------
      TOTAL CURRENT ASSETS....................       63,337         91,886        (16,473)       75,413        18,859
  Investment in subsidiary....................                                      8,649         8,649
  Properties
  Land........................................       15,025         43,913         (6,392)       37,521         2,415
  Buildings, fixtures and equipment...........      152,331        221,182        (32,976)      188,206        50,728
  Leasehold improvements......................       43,084         48,385                       48,385         2,576
  Construction in progress....................        6,927         11,871        (11,871)                      4,017
                                                ------------  -------------  --------------  -----------  -------------
                                                    217,367        325,351        (51,239)      274,112        59,736
  Accumulated depreciation and amortization...      (59,878)      (131,478)        24,597      (106,881)      (29,531)
                                                ------------  -------------  --------------  -----------  -------------
                                                    157,489        193,873        (26,642)      167,231        30,205
  Property under capital leases...............                      19,500                       19,500
  Assets held for sale........................
  Leasehold interest..........................       27,382          4,946           (464)        4,482
  Real estate held for investment.............        5,888                                                       865
  Goodwill....................................       33,857
  Other assets................................        5,657          5,504           (438)        5,066         7,248
                                                ------------  -------------  --------------  -----------  -------------
      TOTAL ASSETS............................   $  293,610    $   315,709     $  (35,368)    $ 280,341     $  57,177
                                                ------------  -------------  --------------  -----------  -------------
                                                ------------  -------------  --------------  -----------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
  Accounts payable............................   $   33,414    $    53,678     $  (12,694)    $  40,984     $  14,496
  Accrued liabilities.........................       27,926         39,893         (5,716)       34,177         4,893
  Current portion long term debt..............       18,900          9,204         (5,000)        4,204         2,662
  Current portion capital lease obligation....                         559                          559
                                                ------------  -------------  --------------  -----------  -------------
      TOTAL CURRENT LIABILITIES...............       80,240        103,334        (23,410)       79,924        22,051
  Deferred income taxes.......................       11,735          8,644           (169)        8,475
  Other liabilities...........................        6,128          6,623         (3,420)        3,203         4,168
  Long term debt..............................      131,100          3,044                        3,044        23,621
  Capital lease obligation....................                      24,924                       24,924
  Preferred stock dividend....................                                                                  3,328
  Minority interest...........................                       8,369         (8,369)
  Shareholders' equity........................       64,407        160,771                      160,771         4,009
                                                ------------  -------------  --------------  -----------  -------------
      TOTAL LIABILITIES & SHAREHOLDERS'
        EQUITY................................   $  293,610    $   315,709     $  (35,368)    $ 280,341     $  57,177
                                                ------------  -------------  --------------  -----------  -------------
                                                ------------  -------------  --------------  -----------  -------------

                                                                                 PRO FORMA
                                                                              ADJUSTMENTS FOR   QFC/HUGHES/KUI
                                                      KUI                      ACQUISITIONS      CONSOLIDATED
                                                   PRO FORMA         KUI            AND           PRO FORMA
                                                ADJUSTMENTS(c)    PRO FORMA    OFFERINGS(d)     (AS ADJUSTED)
                                                ---------------  -----------  ---------------  ----------------
                    ASSETS
  Current assets:
  Cash & cash equivalents.....................     $  --          $   1,865     $    (7,466)(d)    $  16,404
  Accounts receivable.........................          (150)         5,040                           22,433
  Inventories.................................        (2,060)         9,463          23,866(h)       115,175
                                                                                     (3,500)(m)
  Prepaid expenses............................            (7)           274                           14,280
                                                     -------     -----------  ---------------  ----------------
      TOTAL CURRENT ASSETS....................        (2,217)        16,642          12,900          168,292
  Investment in subsidiary....................                                       (2,500)(n)        6,149
  Properties
  Land........................................          (675)         1,740           3,000(i)        57,286
  Buildings, fixtures and equipment...........        (3,361)        47,367          20,000(i)       401,804
                                                                                     (6,100)(m)
  Leasehold improvements......................          (155)         2,421                           93,890
  Construction in progress....................                        4,017                           10,944
                                                     -------     -----------  ---------------  ----------------
                                                      (4,191)        55,545          16,900          563,924
  Accumulated depreciation and amortization...         2,129        (27,402)                        (194,161)
                                                     -------     -----------  ---------------  ----------------
                                                      (2,062)        28,143          16,900          369,763
  Property under capital leases...............                                                        19,500
  Assets held for sale........................                                        9,600(m)         9,600
  Leasehold interest..........................                                       75,000(j)       106,864
  Real estate held for investment.............          (865)                                          5,888
  Goodwill....................................                                      136,625(k)       172,982
                                                                                      2,500(n)
  Other assets................................          (183)         7,065           5,930(l)        29,912
                                                                                      6,194(d)
                                                     -------     -----------  ---------------  ----------------
      TOTAL ASSETS............................     $  (5,327)     $  51,850     $   263,149       $  888,950
                                                     -------     -----------  ---------------  ----------------
                                                     -------     -----------  ---------------  ----------------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
  Accounts payable............................     $    (917)     $  13,579     $   --            $   87,977
  Accrued liabilities.........................           (24)         4,869                           66,972
  Current portion long term debt..............                        2,662         (21,562)(d)        4,204
  Current portion capital lease obligation....                                                           559
                                                     -------     -----------  ---------------  ----------------
      TOTAL CURRENT LIABILITIES...............          (941)        21,110         (21,562)         159,712
  Deferred income taxes.......................                                                        20,210
  Other liabilities...........................                        4,168                           13,499
  Long term debt..............................        (2,000)        21,621         247,279(d)       403,044
  Capital lease obligation....................                                                        24,924
  Preferred stock dividend....................        (3,328)
  Minority interest...........................
  Shareholders' equity........................           942          4,951        (165,722)(g)      267,561
                                                                                    167,194(e)
                                                                                     35,960(f)
                                                     -------     -----------  ---------------  ----------------
      TOTAL LIABILITIES & SHAREHOLDERS'
        EQUITY................................     $  (5,327)     $  51,850     $   263,149       $  888,950
                                                     -------     -----------  ---------------  ----------------
                                                     -------     -----------  ---------------  ----------------

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT
            OF EARNINGS FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                             HISTORICAL
                                         HISTORICAL QFC        HUGHES                                     HISTORICAL KUI
                                          FISCAL YEAR       FISCAL YEAR                                    FISCAL YEAR
                                             ENDED             ENDED            HUGHES                        ENDED
                                          DECEMBER 30,        MARCH 3,        PRO FORMA     HUGHES PRO     DECEMBER 30,
                                            1995(a)           1996(a)       ADJUSTMENTS(b)     FORMA         1995(a)
                                        ----------------  ----------------  --------------  -----------  ----------------
Sales.................................     $  729,856        $1,147,447       $ (161,678)    $ 985,769      $  319,141
Cost of sales and related occupancy
  expenses............................        550,434           901,951         (139,446)      762,505         250,823
Marketing, general, and administrative
  expenses............................        136,644           215,234          (24,008)      191,226          70,441
                                        ----------------  ----------------  --------------  -----------  ----------------
Operating income (loss)...............         42,778            30,262            1,776        32,038          (2,123)
Interest income.......................            501             1,272             (602)          670              79
Interest expense......................         (9,639)           (4,335)              50        (4,285)         (1,939)
Other income (expense)................         (1,400)(r)                                                        2,066
                                        ----------------  ----------------  --------------  -----------  ----------------
Earnings before income taxes..........         32,240            27,199            1,224        28,423          (1,917)
Total taxes on income.................         12,023            11,382              471        11,853            (674)
                                        ----------------  ----------------  --------------  -----------  ----------------
Income before minority interest.......         20,217            15,817              753        16,570          (1,243)
                                        ----------------  ----------------  --------------  -----------  ----------------
Equity losses.........................                                              (384)         (384)
Minority interest in subsidiary
  loss................................                              369             (369)
                                        ----------------  ----------------  --------------  -----------  ----------------
Net earnings (loss)...................     $   20,217        $   16,186       $   --         $  16,186      $   (1,243)
                                        ----------------  ----------------  --------------  -----------  ----------------
                                        ----------------  ----------------  --------------  -----------  ----------------
Earnings per share(s).................     $     1.28
Weighted average shares outstanding...         15,830


                                                                        PRO FORMA
                                                                     ADJUSTMENTS FOR   QFC/HUGHES/KUI
                                                                      ACQUISITIONS      CONSOLIDATED
                                        KUI PRO FORMA       KUI            AND           PRO FORMA
                                        ADJUSTMENTS(c)   PRO FORMA    OFFERINGS(d)     (AS ADJUSTED)
                                        --------------  -----------  ---------------  ----------------
Sales.................................    $  (12,761)    $ 306,380      $ (36,287)(m)   $  1,985,718
Cost of sales and related occupancy
  expenses............................       (11,405)      239,418        (29,936)(m)      1,522,421
Marketing, general, and administrative
  expenses............................        (2,793)       67,648         (9,379)(m)        393,451
                                                                            7,312(o)
                                        --------------  -----------  ---------------  ----------------
Operating income (loss)...............         1,437          (686)        (4,284)            69,846
Interest income.......................                          79                             1,250
Interest expense......................                      (1,939)       (18,937)(p)        (34,800)
Other income (expense)................          (522)        1,544                               144
                                        --------------  -----------  ---------------  ----------------
Earnings before income taxes..........           915        (1,002)       (23,221)            36,440
Total taxes on income.................           311          (363)        (6,045)(q)         17,468
                                        --------------  -----------  ---------------  ----------------
Income before minority interest.......           604          (639)       (17,176)            18,972
                                        --------------  -----------  ---------------  ----------------
Equity losses.........................                                                          (384)
Minority interest in subsidiary
  loss................................
                                        --------------  -----------  ---------------  ----------------
Net earnings (loss)...................    $      604     $    (639)     $ (17,176)      $     18,588
                                        --------------  -----------  ---------------  ----------------
                                        --------------  -----------  ---------------  ----------------
Earnings per share(s).................                                                  $       0.88
Weighted average shares outstanding...                                      5,405 (e)(f)      21,235

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE 36 WEEKS ENDED SEPTEMBER 7, 1996
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                  HISTORICAL      HISTORICAL                                   HISTORICAL
                                                     QFC            HUGHES                                        KUI
                                                36 WEEKS ENDED  9 MONTHS ENDED      HUGHES                   39 WEEKS ENDED
                                                 SEPTEMBER 7,   SEPTEMBER 29,     PRO FORMA       HUGHES     SEPTEMBER 28,
                                                   1996(a)         1996(a)      ADJUSTMENTS(b)   PRO FORMA      1996(a)
                                                --------------  --------------  --------------  -----------  --------------
Sales.........................................    $  547,166      $  884,734      $ (128,659)    $ 756,075     $  257,537
Cost of sales and related occupancy
  expenses....................................       410,549         686,621        (112,781)      573,840        199,675
Marketing, general, and administrative
  expenses....................................       103,850         172,730         (19,163)      153,567         54,539
                                                --------------  --------------  --------------  -----------  --------------
Operating income (loss).......................        32,767          25,383           3,285        28,668          3,323
Interest income...............................           301             848            (316)          532             20
Interest expense..............................        (6,901)         (2,822)            116        (2,706)        (1,291)
Other income (expense)........................                                                                        605
                                                --------------  --------------  --------------  -----------  --------------
Earnings before income taxes..................        26,167          23,409           3,085        26,494          2,657
Total taxes on income.........................         9,372          10,846             356        11,202            926
                                                --------------  --------------  --------------  -----------  --------------
Income before minority interest...............        16,795          12,563           2,729        15,292          1,731
                                                --------------  --------------  --------------  -----------  --------------
Equity losses.................................                                        (1,391)       (1,391)
Minority interest in subsidiary loss..........                         1,338          (1,338)
                                                --------------  --------------  --------------  -----------  --------------
Net earnings..................................    $   16,795      $   13,901      $   --         $  13,901     $    1,731
                                                --------------  --------------  --------------  -----------  --------------
                                                --------------  --------------  --------------  -----------  --------------

Earnings per share(s).........................    $     1.14
Weighted average shares outstanding...........        14,766


                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                                    FOR         QFC/HUGHES/KUI
                                                      KUI                      ACQUISITIONS      CONSOLIDATED
                                                   PRO FORMA         KUI            AND           PRO FORMA
                                                ADJUSTMENTS(c)    PRO FORMA    OFFERINGS(d)     (AS ADJUSTED)
                                                ---------------  -----------  ---------------  ----------------
Sales.........................................     $  (9,292)     $ 248,245      $ (32,486)(m)   $  1,519,000
Cost of sales and related occupancy
  expenses....................................        (8,360)       191,315        (26,516)(m)      1,149,188
Marketing, general, and administrative
  expenses....................................        (2,026)        52,513         (7,982)(m)        307,432
                                                                                     5,484 (o)
                                                     -------     -----------  ---------------  ----------------
Operating income (loss).......................         1,094          4,417         (3,472)            62,380
Interest income...............................                           20                               853
Interest expense..............................                       (1,291)       (14,694)           (25,592)
Other income (expense)........................          (381)           224                               224
                                                     -------     -----------  ---------------  ----------------
Earnings before income taxes..................           713          3,370        (18,166)            37,865
Total taxes on income.........................           242          1,168         (4,819)(q)         16,923
                                                     -------     -----------  ---------------  ----------------
Income before minority interest...............           471          2,202        (13,347)            20,942
                                                     -------     -----------  ---------------  ----------------
Equity losses.................................                                                         (1,391)
Minority interest in subsidiary loss..........
                                                     -------     -----------  ---------------  ----------------
Net earnings..................................     $     471      $   2,202      $ (13,347)      $     19,551
                                                     -------     -----------  ---------------  ----------------
                                                     -------     -----------  ---------------  ----------------
Earnings per share(s).........................                                                   $       0.97
Weighted average shares outstanding...........                                       5,405 (e)(f)      20,171

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE 52 WEEKS ENDED SEPTEMBER 7, 1996
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                  HISTORICAL            HISTORICAL                                           HISTORICAL
                                      QFC                 HUGHES                                                KUI
                                52 WEEKS ENDED        52 WEEKS ENDED                                       52 WEEKS ENDED
                                 SEPTEMBER 7,         SEPTEMBER 29,      HUGHES PRO FORMA     HUGHES       SEPTEMBER 28,
                                    1996(a)              1996(a)          ADJUSTMENTS(b)    PRO FORMA         1996(a)
                              -------------------  --------------------  -----------------  ----------  --------------------
Sales.......................       $ 786,488            $1,175,393          $  (169,782)    $1,005,611       $  339,580
Cost of sales and related
  occupancy expenses........         591,806               922,789             (147,553)       775,236          264,397
Marketing, general, and
  administrative expenses...         148,018               219,096              (25,138)       193,958           72,920
                                  ----------           -----------       -----------------  ----------       ----------
Operating income............          46,664                33,508                2,909         36,417            2,263
Interest income.............             376                   776                 (102)           674               32
Interest expense............         (10,655)               (3,840)                  63         (3,777)          (1,767)
Other income (expense)......                                                                                      1,638
                                  ----------           -----------       -----------------  ----------       ----------
Earnings before income
  taxes.....................          36,385                30,444                2,870         33,314            2,166
Total taxes on income.......          13,042                13,654                  302         13,956              727
                                  ----------           -----------       -----------------  ----------       ----------
Income before minority
  interest..................          23,343                16,790                2,568         19,358            1,439
                                  ----------           -----------       -----------------  ----------       ----------
Equity losses...............                                                     (1,309)        (1,309)
Minority interest in
  subsidiary loss...........                                 1,259               (1,259)
                                  ----------           -----------       -----------------  ----------       ----------
Net earnings (loss).........       $  23,343            $   18,049          $   --          $   18,049       $    1,439
                                  ----------           -----------       -----------------  ----------       ----------
                                  ----------           -----------       -----------------  ----------       ----------

Earnings per share(s).......       $    1.59
Weighted average shares
  outstanding...............          14,694


                                                              PRO FORMA
                                                           ADJUSTMENTS FOR   QFC/HUGHES/KUI
                                   KUI                      ACQUISITIONS      CONSOLIDATED
                                PRO FORMA         KUI            AND           PRO FORMA
                              ADJUSTMENTS(c)   PRO FORMA    OFFERINGS(d)     (AS ADJUSTED)
                              --------------  -----------  ---------------  ----------------
Sales.......................    $  (12,864)    $ 326,716      $ (42,618)(m)   $  2,076,197
Cost of sales and related
  occupancy expenses........       (11,436)      252,961        (33,961)(m)      1,586,042
Marketing, general, and
  administrative expenses...        (2,822)       70,098        (11,368)(m)        408,018
                                                                  7,312(o)
                              --------------  -----------  ---------------  ----------------
Operating income............         1,394         3,657         (4,601)            82,137
Interest income.............                          32                             1,082
Interest expense............                      (1,767)       (18,093) (p)       (34,292)
Other income (expense)......          (534)        1,104                             1,104
                              --------------  -----------  ---------------  ----------------
Earnings before income
  taxes.....................           860         3,026        (22,694)            50,031
Total taxes on income.......           292         1,019         (5,845)(q)         22,172
                              --------------  -----------  ---------------  ----------------
Income before minority
  interest..................           568         2,007        (16,849)            27,859
                              --------------  -----------  ---------------  ----------------
Equity losses...............                                                        (1,309)
Minority interest in
  subsidiary loss...........
                              --------------  -----------  ---------------  ----------------
Net earnings (loss).........    $      568     $   2,007      $ (16,849)      $     26,550
                              --------------  -----------  ---------------  ----------------
                              --------------  -----------  ---------------  ----------------
Earnings per share(s).......                                                  $       1.32
Weighted average shares
  outstanding...............                                      5,405 (e)(f)      20,099

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    (a) QFC's fiscal year ends on the last Saturday in December, and its reporting quarters consist of three 12-week quarters and a 16-week quarter. The fiscal year ended December 30, 1995 was a 52-week year.

        Hughes' fiscal year ends on the Sunday closest to the last day of February. The fiscal year ended March 3, 1996 was a 53-week year. The unaudited pro forma condensed consolidated balance sheet as of September 7, 1996, reflects Hughes' financial position as of September 29, 1996. The unaudited pro forma condensed consolidated statement of earnings for the 36 weeks ended September 7, 1996 reflects Hughes' results of operations for the nine months ended September 29, 1996 (which covered 39 weeks).

        KUI's fiscal year ends on the last Saturday in December, and each quarter consists of a 13-week period. The fiscal year ended December 30, 1995 was a 52-week year. The unaudited pro forma condensed consolidated balance sheet as of September 7, 1996, reflects KUI's financial position as of September 28, 1996. The unaudited pro forma condensed consolidated statement of earnings for the 36 weeks ended September 7, 1996 reflects KUI's results of operations for the 39 weeks ended September 28, 1996.

        The unaudited pro forma condensed consolidated statement of earnings for the 52 weeks ended September 7, 1996 represents a 52-week period ended September 7, 1996, September 29, 1996, and September 28, 1996 for QFC, Hughes and KUI, respectively.

    (b) Gives effect to the sale by Hughes to Stater of a 1% equity interest in Santee, resulting in (i) Hughes (which previously owned 51% of Santee) and Stater (which previously owned 49% of Santee) each becoming 50% owners of Santee and (ii) Santee ceasing to be a consolidated subsidiary of Hughes and being reflected in the accompanying Pro Forma Financial Statements using the equity method of accounting.

    (c) Gives effect to the elimination of certain assets and liabilities of KUI, primarily related to non-grocery operations, and the elimination of sales and certain expenses attributable to those assets and liabilities, which were spun off by KUI prior to its acquisition by QFC.

    (d) Gives effect to (i) the consummation of the Hughes Acquisition at an assumed purchase price of $358.8 million equity value ($360.0 million less $956,701 of shareholder loans and $209,670 preferred stock redemption) (the "Hughes purchase price") and the allocation of the purchase price to the acquired assets and liabilities including the elimination of Hughes' shareholders equity in the amount of $160.8 million; and (ii) the consummation of the KUI Acquisition at a purchase price of $95.6 million ($35.3 million paid in cash, $36.0 million paid through the issuance of 904,646 shares of QFC Common Stock, and the remaining $24.3 million paid through assumption of KUI indebtedness) (the "KUI purchase price") and the allocation of the purchase price to the acquired assets and liabilities, including the elimination of KUI's shareholders equity in the amount of $5.0 million. The Hughes purchase price is subject to certain adjustments, and the actual purchase price may differ from such assumed purchase price, which would affect the amount of financing required for the Hughes Acquisition.

        Also gives effect to the financing of these Acquisitions (as shown in the tables below) through the assumed receipt of (i) $167.2 million of estimated total net proceeds from the Common Stock Offering; (ii) $59.6 million of borrowings under QFC's existing credit facility (the "Current Credit Facility") to finance the $35.3 million cash portion of the KUI purchase price and to repay the $24.3 million in debt assumed in the KUI Acquisition; (iii) $247.9 million estimated total net proceeds under the assumed terms of the New Credit Facility; and
        (iv) $145.9 million estimated total net proceeds from the Notes Offering. Related deferred financing and other fees are estimated to be $6.2 million ($2.1 million under the New Credit Facility and $4.1 million under the Notes Offering). These fees will be


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        amortized based on the life of the related debt.

        Using the net proceeds from the above described borrowings, management intends to repay borrowings of $209.6 million, which it is anticipated will be outstanding under the Current Credit Facility at Closing, as reflected in the tables below.

        Adjustments to cash:
          Net proceeds from Common Stock Offering.................... $ 167,194
          Net proceeds under New Credit Facility.....................   247,915
          Net proceeds from Notes Offering...........................   145,891
          Borrowings under Current Credit Facility...................    59,600
          Repayment of borrowings under Current Credit Facility......  (209,600)
          Hughes purchase price......................................  (358,834)
          Cash portion of KUI purchase price.........................   (35,349)
          Repayment of KUI debt......................................   (24,283)
                                                                      ----------
              Net adjustment to cash................................. $  (7,466)
                                                                      ----------
                                                                      ----------
        Adjustments to the current portion of long-term debt:
          Repayment of borrowings under Current Credit Facility...... $ (18,900)
          Repayment of KUI debt......................................    (2,662)
                                                                      ----------
              Net adjustment to current portion of long-term debt.... $ (21,562)
                                                                      ----------
                                                                      ----------
        Adjustments to long-term debt:
          Borrowings under New Credit Facility....................... $ 250,000
          Borrowings from Notes Offering.............................   150,000
          Borrrowings under Current Credit Facility..................    59,600
          Repayment of borrowings under Current Credit Facility......  (190,700)
          Repayment of KUI debt......................................   (21,621)
                                                                      ----------
              Net adjustment to long-term debt....................... $ 247,279
                                                                      ----------
                                                                      ----------


    (e) Gives effect to the issuance of 4,500,000 shares of QFC Common Stock in the Common Stock Offering at a public offering price of $39.00 per share, net of estimated issuance costs of $8.3 million, for net proceeds of $167.2 million.

    (f) Gives effect to the issuance of 904,646 shares of QFC Common Stock at a market value of $39.75 per share to KUI shareholders as partial consideration for the KUI Acquisition.

    (g) Gives effect to the elimination of the Hughes and KUI shareholders' equity, in the amounts shown below:

        Hughes shareholders' equity................................  $ 160,771
        KUI shareholders' equity...................................      4,951
                                                                     ---------
                                                                     $ 165,722
                                                                     ---------
                                                                     ---------

    (h) Gives effect to the elimination of Hughes and KUI historical LIFO reserves, in the amounts shown below:

        Elimination of Hughes historical LIFO reserves.............  $  17,068
        Elimination of KUI historical LIFO reserves................      6,798
                                                                     ---------
                                                                     $  23,866
                                                                     ---------
                                                                     ---------

    (i) Gives effect to the estimated write-up to estimated fair value of Hughes buildings, fixtures and equipment, in the amount of $20.0 million and KUI land in the amount of $3.0 million, as of the dates of the respective Acquisitions.

    (j) Gives effect to the estimated write-up to estimated fair value of Hughes and KUI leasehold interest as of the dates of the respective Acquisitions, in the amounts shown below:

        Estimated write-up of Hughes leasehold interest............  $  55,000
        Estimated write-up of KUI leasehold interest...............     20,000
                                                                     ---------
                                                                     $  75,000
                                                                     ---------
                                                                     ---------

    (k) Gives effect to the excess of the estimated Hughes and KUI purchase prices over the respective fair value of the net tangible assets acquired as of the dates of the respective Acquisitions, in the amounts shown below:

        Estimated Hughes goodwill.................................  $ 105,995
        Estimated KUI goodwill....................................     30,630
                                                                    ---------
                                                                    $ 136,625
                                                                    ---------
                                                                    ---------

    (l) Gives effect to the estimated write-up to estimated fair value of KUI's investment in Associated Grocers as of the date of the KUI Acquisition, in the amount of $5.9 million.

    (m) Management intends to divest five of the recently acquired KUI stores. The estimated value of such assets is $9.6 million and has been reflected in the pro forma balance sheet as assets held for sale. The pro forma statements of earnings give effect to the proposed divestiture of these five stores as if it had occurred at the beginning of the periods presented, and reflect the elimination of these stores from results of operations for those periods. QFC has not entered into any agreements to sell any of these stores, and the actual proceeds from the divestiture of these stores will likely differ from the assumed amount reflected herein.

    (n) Gives effect to $2.5 million accrual of Hughes' 50% share of the discounted present value of management's estimated exit costs expected to be incurred for the closure of the existing Santee dairy plant at such time as the new dairy is operational.

    (o) Gives effect to the additional depreciation and amortization expense resulting from the allocations of the purchase price for KUI and the estimated purchase price of Hughes to the assets acquired, including an increase in property, plant, and equipment, leasehold interest, and identifiable intangible assets to their estimated fair market values and the recording of goodwill associated with the acquisitions. Goodwill is amortized over 40 years.

    (p) Reflects the adjustment to interest expense arising from (i) the estimated borrowings described in note (d) above, assuming a weighted average rate of approximately 7.21% per annum for borrowings under the New Credit Facility and the Notes Offering, (ii) the corresponding adjustments to the amortization of related deferred financing fees and other fees, and (iii) the reduction in historic interest expense of QFC and KUI, resulting from the refinancing of outstanding debt.

    (q) Gives effect to the adjustment for federal and state income taxes at a blended statutory rate of 38%, adjusted for non-deductible depreciation and amortization, estimated to be approximately $7.3 million for the year ended December 30, 1995, $5.5 million for the 36 weeks ended September 7, 1996 and $7.3 million for the 52 weeks ended
        September 7, 1996 and the impact of including QFC's historical operating results within a unitary tax filing in the state of California.

    (r) No effect has been given to eliminate the $1.4 million non-recurring charge, which was incurred in connection with QFC's recapitalization during the first quarter of 1995.

    (s) Earnings per share is based on the weighted average number of shares of Common Stock outstanding during the period after consideration of the dilutive effect, if any, of stock options granted. Pro forma (as adjusted) earnings per share gives effect to the adjustments described in footnotes (b) through (q) above.